UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 8, 2018 (February 7, 2018)

Date of Report (Date of earliest event reported)

PLAYAGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Suite #100

Las Vegas, Nevada 89118

(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into Material Definitive Agreement.

On February 7, 2018 (the “Closing Date”), AP Gaming I, LLC (the “Borrower”), a Delaware limited liability company and wholly owned indirect subsidiary of PlayAGS, Inc. (the “Company”), as borrower, and AP Gaming Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings”), as holdings, entered into an Incremental Assumption and Amendment Agreement (the “Incremental Agreement”) with certain of the Borrower’s subsidiaries, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”). The Incremental Agreement amended and restated the First Lien Credit Agreement, dated as of June 6, 2017, as amended by the Incremental Agreement dated as of December 6, 2017 (the “Existing Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent and other parties named therein (the “Amended and Restated Credit Agreement”), to reduce the applicable interest rate margin for the Term B Loans thereunder by 1.25%.

The Amended and Restated Credit Agreement also provides that any refinancing of the Term B Loans through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the Term B Loans resulting in a lower yield occurring at any time during the first six months after February 7, 2018 will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Other than as described above, the Term B Loans continue to have the same terms as provided under the Existing Credit Agreement. Additionally, the parties to the Amended and Restated Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement. The provisions of the Term B Loans and the obligations under the Existing Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2017, as supplemented by the description in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017, which are hereby incorporated by reference into this Form 8-K.

The foregoing description of the Incremental Agreement and the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Agreement, a copy of which is filed as Exhibit 10.1 hereto and the full text of the Amended and Restated Credit Agreement, which is attached as Annex A to the Incremental Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On February 8, 2018, the Company issued a press release announcing the consummation of the repricing of the Term B Loans, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

10.1	Incremental Assumption and Amendment Agreement, dated as of February 7, 2018, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders from time to time party thereto.

99.1	Press Release, dated February 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Date: February 8, 2018	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)